UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2009

Enterprise Acquisition Corp.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33736	33-1171386
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Broken Sound Parkway Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 988-1700

 (Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name of Former Address if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 10, 2009, Enterprise Acquisition Corp. ("Enterprise") received notice from the NYSE Alternext US, LLC (the "Exchange") indicating that it was below certain additional continued listing standards of the Exchange, specifically that Enterprise had not held an annual meeting of stockholders in 2008, as set forth in Section 704 of the Exchange's Company Guide.

The notification from the Exchange indicates that Enterprise has until March 10, 2009 to submit a plan advising the Exchange of action it has taken, or will take, that would bring Enterprise into compliance with all continued listing standards by August 11, 2009. Upon receipt of Enterprise's plan, which Enterprise anticipates filing with the Exchange prior to the March 10, 2009 deadline, the Exchange will evaluate the plan and make a determination as to whether Enterprise has made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards, in which case the plan will be accepted. If accepted, Enterprise will be able to continue its listing, during which time Enterprise will be subject to continued periodic review by the Exchange's staff. If Enterprise's plan is not accepted, the Exchange could initiate delisting procedures against Enterprise.

Enterprise issued a press release on February 17, 2009 announcing receipt of the Exchange's letter in accordance with Section 1009 of the Company Guide. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2009

ENTERPRISE ACQUISITION CORP.

/s/ Daniel C. Staton

Name:   Daniel C. Staton

Title:     President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 17, 2009